EXHIBIT  10.57

                           EXODUS COMMUNICATIONS, INC.
                            MASTER SERVICES AGREEMENT


                              AGREEMENT No. _______

THIS MASTER SERVICES AGREEMENT (this "Agreement") is made effective as of the Acceptance Date ( ____________, 199__ ) indicated in the Services and Price Form attached hereto as Attachment I, by and between Exodus Communications, Inc., a California corporation doing business at 2650 San Tomas Expressway, Santa Clara, California 95051 ("Exodus") and the customer identified below ("Customer").

     A. Exodus is in the business of providing managed Internet data center services to its Customers.

     B. Customer desires to engage Exodus to provide such services to Customer, and Exodus desires to provide such services, on the terms and conditions of this
     Agreement.

     C. Customer and Exodus have agreed to enter into this Agreement for Exodus's provision of, and Customer's payment to Exodus for such services.

     This Agreement, including all Attachments hereto listed below, which are incorporated herein by this reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter.

EXODUS  COMMUNICATIONS,  INC.          Customer Name:  INTERNET  ASSOCIATES
                                                       -------------------------
2650  San  Tomas  Expressway           Address:        2165  S.  BASCOM  AVE
                                                       -------------------------
Santa  Clara,  CA  95051               CAMPBELL,       CA  95008
                                                       -------------------------
Phone:(408)  346-2200                  Phone:          408-260-6500
                                                       -------------------------
Fax:(408)  346-2206                    Fax:            408-260-6601
                                                       -------------------------


Signature:  _____________________      Signature:  ______________________
Print  Name:  ___________________      Print  Name:  ____________________
Title:  _________________________      Title:  __________________________
Date:  __________________________      Date:  ___________________________


INCLUDES:     ____  ATTACHMENT  I:          SERVICES  AND  PRICE  ORDER  FORM
              ____  ATTACHMENT  2:          TERMS  AND  CONDITIONS
              ____  ATTACHMENT  3:          RULES  AND  RFGULATIQNS
              ____  ATTACHMENT  4:          CUSTOMER  EQUIPMENT
              ____  ATTACHMENT  5:          REGISTRATION  FORM
              ____  ATTACHMENT  6:          NEGOTIATED  CHANGES




Exodus  Communications,  Inc.  Confidential


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                           EXODUS COMMUNICAT1ONS, INC.
                          INTERNET DATA CENTER SERVICES
                                   ORDER FORM



Customer  Name:  Nettaxi  Online  Communities
     Form  Date:  4/I2/99
     Form  No:  NT-499



IMPORTANT  INFORMATION:

(1) By submitting this Internet Data Center Services Order Form (Form) to Exodus Communications, Inc. (Exodus), Customer hereby places an order for the Internet Data Center Services described herein pursuant to the terms and conditions of the Internet Data Center Services Agreement between Customer and Exodus (IDC Agreement).
(2) Billing, with the exception of Setup Fees, will commence on the earlier of the Installation Date indicated below or the date Customer actually installs its equipment or Exodus begins providing Internet Data Center Services. All Setup Fees will be billed upon receipt of a Customer signed IDC Services Order Form.
(3) Exodus will provide the Internet Data Center Services pursuant to the terms and conditions of the IDC Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form, Exodus hereby rejects any conflicting or additional terms provided by Customer in connection with Exodus' provision of Internet Data Center Services. If there is a conflict between this Form and any other Form provided by Customer and accepted by Exodus, the Form with the latest date will control.
(4) Exodus will not be bound by or required to provide lnternet Data Center Services pursuant to this Form or the IDC Agreement until each is signed by an authorized representative of Exodus.

Customer  to  complete:

CUSTOMER  HAS  READ,  UNDERSTANDS  AND  HEREBY  SUBMITS  THIS  ORDER

Installation Date:        4/19/99
                   ----------------------

Submitted  By:     /s/                    Submission Date:       4/15/1999
                   ----------------------                  --------------------
                   (Authorized  Signature)                    (Effective Date
                                                              of IDC Agreement)

Print  Name:
                   ----------------------

Title:             V.P and I.S.
                   ----------------------

Exodus  Communications,  Inc.  Acceptance

/s/  Sue Irvine                            Date:  6/4/99
------------------------                          -----------------
(Authorized  Signature)


                                                  CUSTOMER'S INITIALS   BS
                                                                       ----
EXODUS  COMMUNICATIONS,  INC.  PROPRIETARY  AND  CONFIDENTIAL  (Rev  6/05)

                                  ATTACHMENT 2

                              TERMS AND CONDITIONS

1.DEFINITIONS.

1.1 "Customer Area" means the portion of the Internet Data Centers made available to Customer hereunder for the placement of Customer Equipment

1.2 "Customer's Business" means Customer's services and/or products to be made available via the Internet in connection with this Agreement.

1.3 "Customer Equipment" means Customer's computer hardware and other tangible equipment identified in Attachment 4, as amended from time to time, that
                           -------------
Customer places in the Customer Area pursuant to this Agreement. All changes in Customer Equipment, including but not limited to installation and removal of Customer Equipment, must be approved by Exodus.

1.4 "Customer Materials" means all software, data, information contained in documentation, and other information and intangibles used by Customer to operate, install, and/or maintain Customer's Business through the Customer Equipment or provided to Exodus by Customer for such purposes.

1.5 "Installation Date" means the earlier to occur of (i) the date indicated in the Services and Price Form by which Customer intends to install Customer
Equipment in the Customer Area and (ii) the date the Customer Equipment is actually installed and operational.

1.6 "Internet Date Centers" means the sites owned or leased by Exodus containing the Customer Area and equipment used by Exodus to provide Internet Data Center Services.

1.7 "Internet Data Center Services" means the services and other benefits to be provided by Exodus to Customer under this Agreement, as described in Attachment
                                                                      ----------
1  as  amended  from  time to time, or substantially similar services if, in the
-
reasonable opinion of Exodus, such substantially similar services would provide Customer with substantially similar benefits.

1.8 "Representatives" means the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, whose names are listed in Section 4.4 herein. The Representatives may be changed by Customer from time to time by written notice to Exodus.

1.9 "Rules and Regulations" means the general rules and regulations issued by Exodus relating to its provision of Internet Data Center Services to its customers, the current version of which is attached as Attachment 3, which may
                                                         ------------
be  updated  by  Exodus  from  time  to  time.

2  INTERNET  DATA  CENTER  SERVICES.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the Internet Data Center Services.

3.  FEES  AND  BILLING.
3.1 Fees. Customer will pay all fees due hereunder according to the Services and Price Form attached as Attachment 1, as amended from time to time. Exodus may
                          ------------
increase the fees after the first (1st) anniversary of the Installation Date, and Customer agrees to pay such increased fees.

3.2 Billing Commencement. Billing for Internet Data Center Services indicated in the initial Services and Price Form shall commence on the Installation Date, regardless of whether Customer has installed the Customer Equipment or commenced use of the Internet Data Center Services; provided, however, that if Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, billing will not begin until the date Exodus has remedied such fault. In the event that the Services and Price Form is amended after the Installation Date to include additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer.

3.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice. All payments will be made in U.S. dollars at Exodus' address set forth in this Agreement or at such other address, as Exodus may from time to time indicate by proper notice to Customer. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 /2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy or is otherwise not financially secure, Exodus may, upon written notice to Customer modify' the payment terms to require full payment before the provision of Internet Data Center Services or other assurances to secure Customer's payment obligations hereunder.

3.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

4.  CUSTOMER'S  OBLIGATIONS.

4.1 Compliance with Law. Customer agrees that in connection with the exercise of its rights and performance of its obligations under this Agreement, Customer will comply with all applicable laws and regulations. Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its Internet Data Centers, and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

4.2 Compliance with Rule and Regulations. Customer agrees that it will comply at all times with Exodus' Rules and Regulations in existence from time to time.

4.3     Customer's  Costs.  CUSTOMER  AGREES
THAT IT WILL BE SOLELY RESPONSIBLE, AND AT ECODUS'S REQUEST WILL REIMBURSE EXODUS, FOR ALL COSTS AND EXPENSES (OTHER THAN THOSE INCLUDED AS PART OF THE INTERNET DATA CENTER SERVICES), AND THIRD PARTY CLAIMS THAT MAY RESULT FROM ITS USE OF, OR ACCESS TO, THE INTERNET DATA CENTERS AND/OR CUSTOMER AREA, INCLUDING BUT NOT LIMITED TO ANY UNAUTHORIZED USE OF ANY ACCESS DEVICES PROVIDED BY EXODUS HEREUNDER. EXCEPT WITH THE ADVANCED WRITTEN CONSENT OF EXODUS, CUSTOMER'S ACCESS TO THE INTERNET DATA CENTERS WILL BE LIMITED SOLELY TO ITS REPRESENTATIVES LISTED ON THE REGISTRATION FORM ATTACHED HERETO AS ATTACHMENT 5, AS AMENDED FROM TIME TO TIME.

4.4 Access and Security. CUSTOMER WILL. BE FULLY RESPONSIBLE FOR ANY CHARGES, COSTS, EXPENSES (OTHER THAN THOSE INCLUDED IN THE INTERNET DATA CENTER SERVICES), AND THIRD PARTY CLAIMS THAT MAY RESULT FROM ITS USE OF, OR ACCESS TO, THE INTERNET DATA CENTERS AND/OR CUSTOMER AREA, INCLUDING BUT NOT LIMITED TO ANY UNAIJTHORIZED USE OF ANY ACCESS DEVICES PROVIDED BY EXODUS HEREUNDER. EXCEPT WITH THE ADVANCED WRITTEN CONSENT OF EXODUS, CUSTOMER'S ACCESS TO THE INTERNET DATA CENTERS WILL BE LIMITED SOLELY TO ITS REPRESENTATIVES LISTED ON THE REGISTRATION FORM ATTACHED HERETO AS ATTACHMENT 5, AS AMENDED FROM TIME TO TIME.

4.5 No Competitive Services. Customer may not at any time permit any Internet Data Center Services to be utilized for the provision of any services that compete with any Exodus services, without Exodus' prior written consent.

4.6      Insurance

     (a) Minimum Levels. Customer will keep in force and effect during the terms of this Agreement (I) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $I million per occurrence; and (iii) workers compensation insurance in any amount not less than that required by applicable law. Customer also agrees that it and its agents (including contractors and subcontractors) will maintain other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

     (b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

      (c)  Naming  Exodus  as  an  Additional  Insured.
Customer agrees that prior to the installation of any Customer Equipment., Customer will cause its insurance provider(s) to name Exodus as an additional insured and notify Exodus in writing of the effective date thereof.

5.  REPRESENTATIONS  AND  WARRANTIES.

5.1   Warranties  by  Customer.

        (a) Customer Equipment and Customer Materials. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement, and to use, modify, transmit, and distribute the Customer Materials without infringing, misappropriating, or otherwise violating any intellectual property rights of any third party. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment and Customer Materials Manufacturer's environmental and other specifications.

       (b) Rules and Regulations. Customer has read the Rules and Regulations and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at oil times during the term of this Agreement.

      (c) Customer's Business. Customer is familiar with the laws and regulations applicable to Customers Business. Customer represents and warrants that Customer's Business does not as of the Installation Date, and will not during the term of this Agreement, contain or transmit any material that would violate any applicable local, state, national, foreign or international law. In the event of any breach, or reasonably anticipated breach, of such warranty, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus' sole discretion: (i) to terminate or restrict access to any such materiaIs in any manner; and/or (ii) to suspend any related Internet Data Center Services.

5.2  Warranties  and  Disclaimers  by  Exodus.

     (a) Service Level Warranty. In the event Customer is unable to transmit and receive information from Exodus' Internet Data Centers to other portions of the Internet and Customer notifies Exodus immediately of such event and Exodus determines in its reasonable judgment that such inability was caused by Exodus' failure to provide Internet Data Center Services for reasons within Exodus' reasonable control and not as a result of any actions or inactions of Customer or any third parties, Exodus will, upon Customer's request, credit Customer's account as follows: If Exodus failed to provide the Internet Data Center Services for (i) more than two (2) consecutive hours in a calendar month, Exodus will credit Customer's account the connectivity charges for one (I) day of service; and (ii) more than eight (8) consecutive hours in a calendar month. Exodus will credit Customer's account the connectivity charges for one (I) wcek of service. The foregoing credits shall not be cumulative, regardless of the number of such occurrences. Exodus' scheduled maintenance of the Internet Data Centers and Internet Data Center Services, as described in the Rules and Regulations, shall not be deemed to be a failure of Exodus to provide Internet Data Center Services. THIS SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY (OTHER THAN TERMINATION OF THIS AGREEMENT) FOR ANY FAILURE BY EXODUS TO PROVIDE INTERNET DATA CENTER SERVICES.

     (b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, ALL SERVICES PERFORMED AND PRODUCTS PROVIDED AND SPACE MADE AVAILABLE BY EXODUS HEREUNDER ARE PERFORMED, PROVIDED, AND MADE AVABABLE ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTERS IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

      (c) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. WHILE EXODUS' INTERNET DATA CENTER SERVICES PROVIDE CUSTOMERS WITH CONNECTIVITY TO THE INTERNET. EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF INFORMATION TO OR FROM EXODUS INTERNET DATA CENTERS TO OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS' CUSTOMERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR REATED TO SUCH EVENTS.

6.  LIMITATIONS  OF  LIABILITY.

6.1 Personal Injury. EACH REPRESENTATIVE, AND ANY OTHER PERSONS, VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

6.2  Damage  to  Customer  Equipment  or  Materials

        (a) CERTAIN CUSTOMER EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT LOCATED ON CYBERRACKS, MAY BE DIRECTLY ACCESSABLE BY OTHER CUSTOMERS. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT VALUE OF THE CUSTOMER EQUIPMENT.

      (b)  EXODUS  ASSUMES  NO  LIABILITY  FOR  ANY  DAMAGE  TO, OR LOSS OF, ANY
CUSTOMER  MATERIALS  RESULTING  FROM  ANY  CAUSE  WHATSOEVER.

6.3 Exclusions. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND D 6.2, IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR:

       (a) ANY CLAIMS ARISING OUT OF OR RELATED TO THE CUSTOMER EQUIPMENT, THE CUSTOMER MATERIALS, THE CUSTOMER'S BUSINESS, OR OTHERWISE; AND

       (b) ANY LOST ADVERTISING OR OTHER REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY CUSTOMER EQUIPMENT OR CUSTOMER MATERIALS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING nEGLIGENCE), PRODUCTS LIABILITY OR OTHERWISE.

6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXODUS'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER TO EXODUS HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

6.5 Customer's Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under this Agreement until Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

6.6 Basis of the Bargain: Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7.  Indemnification

7.1 Customer's Indemnification of Exodus. Customer will indemnify and hold Exodus, its affiliates, shareholders, officers, directors, employees, agents, representatives, and customers harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees and fees of experts) arising out of any claim, suit, action, or proceeding (each, an "Action"), and Customer will pay any settlement reached or judgment entered thereon against Exodus or such third party, to the extent such Action arises from an allegation that any of the following has occurred or will occur:

     (a) with respect to the Customer's Business, Customer Materials, or Customer Equipment: (i) infringement of any intellectual property rights, (ii) misappropriation of any intellectual property rights; (iii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (iv) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; or

     (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) or Customer's designess; or

     (c) any other damage arising from the Customer Equipment, Customer Materials, or Customer's Business.

7.2 Exodus' Indemnification of Customer. Exodus will indemnify and hold Customer, its affiliates, shareholders, officers, directors, employees, agents, and Representatives harmless from and against any and all reasonable costs, liabilities, losses, and expenses ( including, but not limited to, reasonable attorneys' fees) arising out of (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting

7.3 Notice. Each pazty will provide the other party prompt written notice upon of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof.

8.   TERM  AND  TERMINATION.

8.1 Term. This Agreement will be effective for a period of two (2) years from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (I) year each.

8.2  Termination.

     (a) For Convenience. Either party may terminate this Agreement for convenience at any time effective after the second (2nd) anniversary of the Installation Date by providing ninety (90) days' prior written notice to the other parry.

     (b) For Cause. Either party will have the right to terminate this Agreement if (i) the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency,receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     (c) By Customer for Failure to Agree on Fee Increases. If Exodus increases the fees after the first (1") anniversary of the Installation Date, Customer may terminate this Agreernent if it refuses to pay such increased fees by providing written notice to Exodus within thirty (30) days of the effective date of any such increase. The effective date of such termination will be ninety (90) days after Exodus receives notice of such termination.

8.3 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

8.4 Effect of Termination. Upon the effective date of expiration or termination of this Agreement:

     (a)Exodus  will  immediately  cease  providing  the  Internet  Data  Center
Services;

     (b)any and all payment obligations of Customer which have accrued as of such expiration or termination will become due immediately;

     (c)within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

     (d)Customer will remove from the Internet Data Centers all Customer Equipment, Customer Materials, and any of its other property within the Internet Data Centers within five (5) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

8.5 SurvivaL. The following provisions will Survive any expiration or termination of the Agreement: Sections 3, 4, 5,6,7, 3,9, and 10.

9.   CONFIDENTIAL  1NFORMATION.

9.1 ConfidentiaL Information. Each party acknowledges that it will have access to certain confidential information and materials of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential
Information"). Confidential lnforrnation will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

9.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to' the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

10.  MISCELLANEOIJS  PROVISIONS.

10.1 Governing Law. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations
Convention  on  the  International  Sale  of  Goods.

10.2 Arbitration. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other pre-judgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of online services agreements; however the arbitration will proceed even if such a person is unavailable.

10.3 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake. flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

10.4 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that it has been granted only a license to occupy the Customer Space and use the Internet Data Centers in accordance with this Agreement, Customer has not been granted any real property interest in the Customer Space or Internet Data Centers, and Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances. For good cause, Exodus may suspend the right of any Representative or other Customer personnel to visit the Internet Data Centers.

10.5 Inherently Dangerous Applications. The Internet Data Center are not intended nor provided for use in connection with, and Customer will not use them for, any nuclear, aviation, mass transit, life-support, or any other inherently dangerous applications or services, the failure of which could result in denth, personal injury, catastrophic damage, or mass destruction.

10.6 Marketing. Customer agrees that Exodus may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in Exodus' marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names, trademarks or service marks solely in connection with the rights granted to Exodus pursuant to this Section10.6.

10.7 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Govermnent and any country or organization of nations within whose jurisdiction Customer operates or does business.

10.8 Non-.Solicitation. During the period beginning on the 1ntallation Data and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Customer and its affiliates agree that they will not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus during such period.

10.9 Severability. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreerntmt will remain in full force and effect.

10.10 Waiver. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

10.11 Assignment. Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, except that this Agreement may be assigned in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets, provided that it notifies such other parry at least thirty (30) days prior to the effective date of such event. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

10.12 Notices. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent by facsimile or overnight courier, whichever is earlier.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

10.14 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

10.15 Priority. The following order of precedence will govern any conflict or discrepancy between any portions of this Agreement:

     (1)  Attachment 6.

     (2)  Attachment 2.

     (3)  Attachment 3.

     (4)  Signature Page

     (5)  Attachment 4.

     (6)  Attachment(s) I(in reverse chronological order).

     (7)  Attachment 5.

                                  ATTACHMENT 3

                              RULES AND REGULATiONS

All Exodus Customers and their Representatives, employees, contractors, customers, agents and users of Customers' online facilities are subject to these Rules and Regulations in connection with their use of Exodus' Internet Data Center Services.

ACCESS  TO  (NTERNET  DATA  CENTtRS

     - Only those individuals identified by Customer as its Representatives may access the Internet Data Centers. Customer may not allow any unauthorized persons to access the Internet Data Centers.

     - Customer will notify Exodus in writing of any change in Customer's Representatives.

     - Customer agrees to adhere at all times to security measures that have been established by Exodus to protect the Internet Data Centers, its equipment and its customers' equipment.

USE  OF  INTERNET  DATA  CENTER  FACILITY

Customer must keep the Customer Area clean at all times. Customncr may not store any paper products or materials of any kind in the Customer Area (other than equipment manuals).

Customer  may not bring, or make use of, any of the following into the Facility:
     -     Food  or  drink        -   Alcohol  or  other  intoxicants.
     -     Tobacco  products      -   Electro-magnetic  devices.
     -     Explosives             -   Radioactive  materials.
     -     Weapons                -   Photographic  or  recording  equipment  of
     -     Chemicals                  any  kind  (oilier  than  tape back-up
     -     Illegal  drugs             equipment).

EQUIPMENT  AND  CONNECTIONS

     -    All Customer  Equipment must be clearly  labeled with  Customer's name
          (or  code  name   provided   to  Exodus)  and   individual   component
          identification.

     - Customers may not connect or disconnect any Customer Equipment or other equipment except as specifically pre-approved by an authorized employee of Exodus, at least 48 hours in advance of proposed installation, except as otherwise approved by Exodus.

     - All connections to and from Customer Equipment must be clearly labeled.

     - Customer Equipment must be configured and run at all times in compliance with the manufacturer's specifications, including power outlet, power consumption and clearance requirements.

     - Exodus makes available at its Data Centers certain equipment for the temporary use by Customers at the Internet Data Centers. This equipment is provided on an "AS IS" basis without any warranties of any kind. Customer may borrow and/or use any Exodus property or equipment, at its own risk, after receiving permission from Exodus.

SCHEDULED  MAINTENANCE

     Periodically, Exodus will conduct routine scheduled maintenance of its Internet Data Centers and Internet Data Center Services pursuant to a schedule posted on Exodus' World Wide Web site
(http://www.bengi.exodus.net/exo_maintenance_frame.html). During such time, Customer's
Equipment may be unable to transmit and receive data and Customer may be unable to access its
Equipment. Customer agrees to cooperate with Exodus during the scheduled maintenance so that
Exodus  may  keep  such  period  or  time  to  a  minimum.

MISCONDUCT

Customer  and  its  Representatives  may  not:

     -    Misuse or abuse any Exodus property or equipment;

     - Make any unauthorized use or interfere with any property or equipment of any other Exodus customer.

     - Harass any individual, including Exodus personnel and representatives of other customers of Exodus; or

     - Engage in any activity that is in violation of the law, or aid in ct-imirial activity while on Exodus property or in connection with the Internet Data Center Services.

ONLINE  CONDUCT

     Customer will not, and will not permit any persons using Customer's online facilities (including but not limited to Customer's Web site(s) and transmission capabilities), to do any of the following:

     - Send Spam (unsolicited commercial messages or communications in any form)

     - Infringe or misappropriate the intellectual property rights of others. This includes posting copyrighted materials without appropriate permission, using trademarks of others without appropriate permission or attribution, and posting or distributing trade secret information of others in violation of a duty of confidentiality.

     -    Violate  the  persona]   privacy  rights  of  others.   This  includes
          collecting and distributing information about Internet users without their permission, except as expressly permitted by applicable law.

     - Send, post or host harassing, abusive, libelous or obscene materials or take arty similar actions.

     - Intentionally omit, delete, forge or misrepresent transmission information, including headers, return addressing information and IP addresses or take any other actions intended to cloak Customer's or its users' indentity or contact information.

     -    Use the online facilities for any illegal purposes.

     - Assist or permit any persons in engaging in any of the activities described above.

If Customer becomes aware of any such activities, Customer will take all actions
necessary  to  stop  such  activities  immediately,   including,  if  necessary,
terminating Customer's user's access to Customer's online facilities.

M0DIFICATI0N  OF  RULES  AND  REGULATIONS

     Exodus reserves the right to change these Rules and Regulations at any time. Customer is responsible for regularly reviewing these Rules and Regulations. Continued use of the Internet Data Center Services following any such changes shall constitute the Customer's acceptance of such changes.